Exhibit 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         August 16, 2005                 FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

CepTor Corporation
200 International Circle
Suite 5100
Hunt Valley, Maryland  21030

                Re:   Form S-8 Registration Statement
                      -------------------------------

Gentlemen:

            We have acted as counsel to CepTor Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on
Form S-8, dated the date hereof (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of (i) 1,170,435 shares (the "Plan Shares") of common stock,
$0.0001 par value per share (the "Common Stock"), of the Company, issuable pursuant to the Company's 2004 Incentive Stock Plan (the "Incentive Stock
Plan"), (ii) an aggregate of 3,039,443 shares of Common Stock, of which
3,031,943 shares were issued under the Company's Founders' Plan (the "Founders'
Plan" and together with the Incentive Stock Plan, the "Plans") and 7,500 shares were issued under the Incentive Stock Plan ("Restricted Shares"), and (iii)
105,195 shares of Common Stock to be issued by the Company upon the exercise of stock options granted under the Incentive Stock Plan (the "Option Shares").

            In connection with this opinion, we have examined the Company's
Amended and Restated Certificate of Incorporation and Amended and Restated
By-laws, the Plans, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

            We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                        FACSIMILED: 973.335.8018

August 16, 2005

            On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the
Plan Shares and the Option Shares have been duly authorized by the requisite corporate action on the part of the Company and, when issued pursuant to the terms and in the manner set forth in the Plans, will be validly issued, fully paid and non-assessable and that the Restricted Shares were validly issued and are fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference made to our firm under the caption
"Legal Matters" in the Prospectus constituting part of the Registration
Statement.

            This firm and a member of this firm holds shares of Common Stock. In addition, a member of this firm is a trustee of certain trusts that hold shares of Common Stock and has voting and dispositive power over the shares of Common
Stock held in such trusts.

                              Very truly yours,

                              /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              ------------------------------------------------------
                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP